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Exhibit 10.(b)

LOAN AGREEMENT

by and between

HEWLETT-PACKARD ERSTE VERMÖGENSVERWALTUNGS- und
BETEILIGUNGSGESELLSCHAFT mbH
Herrenbergerstrasse 140
71032 Boeblingen
Germany
(Hereinafter called the "Borrower")

and

HEWLETT-PACKARD EUROPA HOLDING GmbH & Co. KG
Herrenbergerstrasse 140
71032 Boeblingen
Germany
(hereinafter called the "Lender")

        It is hereby agreed as follows:

        1.    The Lender will lend to the Borrower the sum of USD 573,155,923.51 (five hundred seventy three million one hundred fifty five thousand nine hundred twenty three point fifty one US Dollars).

        2.    The said loan will be made with economic effect as of 26 March 2002 and shall be repayable by transferring 94,609,211 (ninety four million six hundred nine thousand two hundred eleven) shares of Indigo NV to the Lender with economic effect as of 26 March 2002.

        3.    The said loan shall be paid out in whole or in parts on demand of the Borrower. Any such demand by the Borrower shall be sent to the Lender's address detailed in this agreement and deemed to have been received by the Lender on the day following demand.

        3.    Both parties agree that interest will not accrue on said loan.

        4.    The terms of this loan may be freely amended by mutual agreement in writing.

        5.    The laws of Germany will apply to this Agreement and the courts of Germany will have jurisdiction in all matters pertaining to this Agreement.

        The parties have hereunder signed this Agreement.

HEWLETT-PACKARD EUROPA HOLDING GmbH & Co. KG		HEWLETT-PACKARD ERSTE VERMÖGENSVERWALTUNGS- und BETEILIGUNGSGESELLSCHAFT mbH
By	/s/ JÜRGEN BANHARDT Jürgen Banhardt (Representative of General Partner)	By	/s/ JÜRGEN BANHARDT Jürgen Banhardt (Director)

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  Exhibit 10.(b)
LOAN AGREEMENT